Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report, dated March 15, 2006, on the financial statements and internal controls over financial reporting of Nanophase Technologies Corporation as of December 31, 2005. We hereby consent to the use of our report in the Registration Statement on Form S-3 of Nanophase Technologies Corporation. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.
Schaumburg, Illinois
February 5, 2007

/s/	McGladrey & Pullen, LLP

McGladrey & Pullen, LLP